UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                May 4, 2005
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On May 4, 2005, the Registrant issued a press release announcing that it has acquired the Pittsburgh and Connecticut La-Z-Boy Furniture Galleries operations consisting of a combined total of eight stores. Terms of the transactions were not disclosed.    A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 - Financial Statements & Exhibits

                      (c)
                           99.   Press release dated May 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: May 4, 2005

BY: /S/ Louis M. Riccio, Jr. Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit Index

Exhibit No.              Description
      99                     Press release dated May 4, 2005

Exhibit 99.

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY PURCHASES FURNITURE GALLERIES OPERATIONS IN PITTSBURGH AND CONNECTICUT

MONROE, MI. May 4, 2005 – La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that it has acquired the Pittsburgh and Connecticut La-Z-Boy Furniture Galleries operations consisting of a combined total of eight stores. Terms of the transactions were not disclosed. The Pittsburgh store system was purchased from previous owner Paul Teplitz and the Connecticut operation from Tom Greene.

La-Z-Boy Incorporated President and CEO Kurt L. Darrow said, “The addition of these markets to our corporate-owned system will provide us with further growth opportunities. They fit well with our strategy of playing a larger corporate role when necessary in order to achieve appropriate market penetration levels in the largest 25 North American furniture markets. Also, with these two acquisitions we have fulfilled our objective of transitioning out of all of our initial poor performing VIE (Variable Interest Entities) dealers. Though there is significant work necessary to reposition these markets in order to achieve our expected operating levels, we are confident that our retail team is up to the challenge.”

He continued, “These operations were developed by two long-time dealers of La-Z-Boy, Mr. Teplitz and Mr. Greene. We thank them for their contributions to the development of our system and wish them well in all of their future activities.”

The Pittsburgh system consists of four stores, all of which are in the old store format. The stores are located in McMurray, Monroeville, Pittsburgh and Wexford. The Connecticut operation is comprised of four stores located in Brookfield, Clinton, Orange and Waterbury. The Brookfield store is in the new generation format.

The company plans to develop the two markets through conversion of existing stores to the new generation format, as well as opening new stores, particularly in the Hartford, CT market. During this transition period, the company also anticipates closing some non-productive stores. This increases the company’s corporate-owned store count to 61, out of 332 total La-Z-Boy Furniture Galleries stores in North America.

Background Information

With annual sales of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 332 stand-alone La-Z-Boy Furniture Galleries® stores and 335 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fourth largest U.S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com/.